UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2025

Aditxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39336	82-3204328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2569 Wyandotte Street, Suite 101, Mountain View, CA	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425 )

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 24, 2025, Pearsanta, Inc. (“Pearsanta”), a majority-owned subsidiary of Aditxt, Inc. (the “Company”) entered into an Agreement for the Acquisition of Patents (the “Acquisition Agreement”) with the holders (the “Holders”) of certain patents and intellectual property assets (the “Acquired Assets”), pursuant to which Pearsanta acquired the Acquired Assets in consideration of the issuance by Pearsanta to the Holders of an aggregate of 200 shares of Series B Convertible Preferred Stock, par value $0.001 per share (the “Pearsanta Preferred Stock”).

Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of the Pearsanta Preferred Stock, the Pearsanta Preferred Stock will be mandatorily and automatically converted, with no further action on the part of the holders thereof, into 1,000 fully paid and nonassessable shares of common stock (1:1,000) (the “Conversion Ratio”) of Pearsanta upon the consummation of a firm underwritten initial public offering of the common stock for cash effected pursuant to a registration statement or similar document filed by or on behalf of Pearsanta under the Securities Act of 1933, as amended (a “Qualifying IPO”), provided, however, that if the value of such Pearsanta Preferred Stock, on an as-converted basis, at the time of the pricing of the Pearsanta common stock in connection with the Qualifying IPO does not equal $1,000,000, then the conversion ratio of the Pearsanta Preferred Stock will be adjusted such that the value of the securities received in the Qualifying IPO by the Holders shall equal $1,000,000 in the aggregate.

On March 24, 2025, the Company issued a press release announcing the acquisition of the Acquired Assets by Pearsanta. A copy of the press release is furnished to this Current Report on Form 8-K as Exhibit 99.1

The information in this Item 8.01 and Exhibit 99.1 of this Current Report on Form 8-K is furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 8.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in any such filing.

Cautionary Language Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Company’s performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and the Company assumes no duty to update forward looking statements, except as required by law. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of the Company. In addition to these factors, investors should review the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and other filings with the United States Securities and Exchange Commission, which identify important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements in this communication.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
99.1	Press release dated March 24, 2025
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2025

Aditxt, Inc.

By:	/s/ Amro Albanna
Name:	Amro Albanna
Title:	Chief Executive Officer